Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2008

		Leasable Area (Square	Year Acquired or Developed	Land Area	Percentage Leased
Property	Location	Feet)	(Renovated)	(Acres)	Jun-08	Jun-07	Anchor /Significant Tenants
Shopping Centers
Ashland Square Phase I	Manassas, VA	3,650	2007	2.0	100%	N /A
Ashburn Village	Ashburn, VA	221,687	1994/00/01/02/06	26.4	94%	99%	Giant Food, Ruby Tuesday, Hallmark Cards, Starbucks
Beacon Center	Alexandria, VA	356,115	1972 (1993/99/07)	32.3	100%	100%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks
Belvedere	Baltimore, MD	54,941	1972	4.8	36%	41%	Family Dollar
BJ’s Warehouse Club	Alexandria, VA	115,660	2008	9.6	100%	N /A	BJ’s Warehouse Club
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	96%	97%	Publix, Wachovia Bank
Boulevard	Fairfax, VA	37,530	1994 (1999)	5.0	100%	100%	Panera Bread, Party City, Petco
Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	98%	99%	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar
Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	97%	99%	Safeway, The Original Steakhouse and Sports Theatre, Bonefish Grill, Starbucks
Countryside	Sterling, VA	141,696	2004	16.0	93%	97%	Safeway, CVS Pharmacy, Starbucks
Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	96%	97%	Publix
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%
French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	98%	92%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree
Germantown	Germantown, MD	27,241	1992	2.7	100%	100%
Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food
The Glen	Lake Ridge, VA	134,317	1994 (2005)	14.7	98%	98%	Safeway Marketplace, The Original Steakhouse and Sports Theatre, Panera Bread
Great Eastern	District Heights, MD	255,398	1972 (1995)	31.9	100%	96%	Giant Food, Pep Boys, Big Lots, Capital Sports Complex
Great Falls Center	Great Falls, VA	91,666	2008	11.0	95%	N /A	Safeway, CVS Pharmacy
Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Radio Shack, Starbucks
Hunt Club Corners	Apopka, FL	101,522	2006	13.1	97%	100%	Publix, Walgreens, Radio Shack
Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	95%	99%	Publix, Carrabas Italian Grill
Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s, Chipotle
Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	95%	100%	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2008

		Leasable Area (Square	Year Acquired or Developed	Land Area	Percentage Leased
Property	Location	Feet)	(Renovated)	(Acres)	Jun-08	Jun-07	Anchor /Significant Tenants
Shopping Centers (continued)
Lansdowne Town Center	Leesburg, VA	189,414	2006	23.4	100%	91%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks
Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	100%	93%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless
Lexington Pads	Lexington, KY	13,646	1974	4.1	100%	100%	Applebees
Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	96%	SuperFresh, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar
Shops at Monocacy	Frederick, MD	109,144	2004	13.0	99%	100%	Giant Food, Panera Bread, Starbucks
Olde Forte Village	Ft. Washington, MD	143,062	2003	16.0	95%	96%	Safeway, Radio Shack
Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid
Orchard Park	Dunwoody, GA	87,782	2007	10.5	93%	N/A	Kroger, Starbucks
Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	94%	100%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli
Ravenwood	Baltimore, MD	93,328	1972 (2006)	8.0	98%	100%	Giant Food, Hollywood Video, Starbucks
Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	86%	100%	Publix, Palm Harbor Health Food, World Gym
Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	100%	N / A	Seacoast Realty
Seven Corners	Falls Church, VA	568,831	1973 (1994-7/07)	31.6	100%	100%	The Home Depot, Shoppers Food & Pharmacy, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn, Starbucks, Dogfishhead Ale House
Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart
Smallwood Village Center	Waldorf, MD	197,861	2006	25.1	71%	78%	Safeway, CVS Pharmacy
Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	100%	100%	The Home Depot, Circuit City, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, Fresh World
Southside Plaza	Richmond, VA	373,651	1972	32.8	93%	93%	Farmers Foods, Maxway, Citi Trends, City of Richmond
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	66%	96%	Maxway, Consolidated Stores
Thruway	Winston-Salem, NC	354,416	1972 (1997)	30.5	96%	94%	Harris Teeter, Borders Books, Bed Bath & Beyond, Stein Mart, Rite Aid, JoS. A Banks, Bonefish Grill, Chico’s, Ann Taylor Loft, Coldwater Creek, Kinkos/FedEx, New Balance, Aveda Salon, Christies Hallmark, Rite Aid, Talbots
Village Center	Centreville, VA	143,109	1990	17.2	95%	100%	Giant Food, Tuesday Morning
West Park	Oklahoma City, OK	76,610	1975	11.2	19%	19%	Family Dollar
White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5	100%	100%	Giant Food, Sears, Rite Aid

	Total Shopping Centers	7,001,467		674.7	94.8%	95.7%

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

June 30, 2008

		Leasable Area (Square	Year Acquired or Developed	Land Area	Percentage Leased
Property	Location	Feet)	(Renovated)	(Acres)	Jun-08	Jun-07	Anchor /Significant Tenants
Office Properties
Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	96%	95%	General Services Administration, VIRxSYS, Broadsoft, Quanta Systems, SeraCare Life Sciences, Panacos Pharmaceutical
Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	88%	88%	Compass Group, Roxtec, Keystone Automotive, Gofit, Freedom Express
601 Pennsylvania Ave.	Washington, DC	226,604	1973 (1986)	1.0	100%	100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille
Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	92%	97%	Team Video Intl, Office Depot, Pier 1
Washington Square	Alexandria, VA	235,042	1975 (2000)	2.0	99%	100%	Vanderweil Engineering, Agentrics, EarthTech, Thales, Cooper Carry, Bank of America, Trader Joe’s, Fed Ex/Kinko’s, Talbot’s

	Total Office Properties	1,205,853		63.7	95.4%	96.0%

	Total Portfolio	8,207,320		738.4	94.8%	95.7%

Land and Development Parcels
Clarendon Center	Arlington, VA		2002	1.9	Obtained zoning approvals from Arlington County, June 2006. South block excavation ongoing. Substantial completion of building shell scheduled for late 2010.
Westview Village	Frederick, MD		2007	10.4	Land purchased November 2007. Site work construction commenced in 1st quarter 2008. Substantial completion of building shell scheduled for December 2008.
Northrock	Warrenton, VA		2008	15.4	Land purchased January 2008. Sitework construction commenced in 1st quarter 2008. Substantial completion of building shell scheduled for mid 2009.
Ashland Square Phase II	Manassas, VA		2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.
Lexington Center	Lexington, KY		1974	26.0	The former mall is now vacant and the Company has prepared conceptual designs for a shopping center development and is marketing the site to prospective retailers.
New Market	New Market, MD		2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties			106.5

Exhibit 99